Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made as of July 16, 2010 (the “First Amendment to Credit Agreement,” or this “Amendment"), among Diodes Incorporated, a Delaware corporation, and Diodes Zetex Limited, a United Kingdom corporation (collectively, “Borrowers”), and Bank of America, N.A. (“Lender").
R E C I T A L S
     A. Borrowers and Lender are parties to that certain Credit Agreement dated as of November 25, 2009, as modified pursuant to the terms of that certain letter dated as of March 31, 2010 from Administrative Agent to Borrowers (the “Original Credit Agreement").
     B. The parties desire to amend the Original Credit Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Same Terms. All terms used herein which are defined in the original credit agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. in addition, all references in the loan documents to the “agreement” shall mean the original credit agreement, as amended by this first amendment to credit agreement, as the same shall hereafter be amended from time to time. In addition, the following term has the meaning set forth below:
“Effective Date” means July 16, 2010.
     2. Amendments to Original Credit Agreement. On the effective date, the original credit agreement shall be amended as follows:
(a) The definition of “Loan Parties” shall be amended and restated as follows:
     “Loan Parties” means, collectively, each Borrower, each Subsidiary Guarantor and Diodes Zetex Semiconductors Limited, a United Kingdom corporation.”
(b) The definition of “Obligations” shall be amended and restated as follows:
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, any Swap Contract or otherwise (including any currency exchange exposure, any VAT (Value Added Tax), excise or duty deferment bonds or guarantees or similar obligations or any obligation to pay any Cash Management Bank under any Cash Management Agreement), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.”
FIRST AMENDMENT TO CREDIT AGREEMENT— Page 1

     3. Certain Representations. Each borrower represents and warrants that, as of the effective date: (a) each loan party has full power and authority to execute this amendment and this amendment executed by each loan party constitutes the legal, valid and binding obligation of such loan party enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each loan party thereof except for (i) the approvals, consents, and authorizations which have been duly obtained, taken, given, or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a material adverse effect. In addition, each borrower represents that all representations and warranties contained in the original credit agreement are true and correct in all material respects on and as of the effective date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     4. Limitation On Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the original credit agreement or any of the loan documents, or (b) to prejudice any right or rights which lender now has or may have in the future under or in connection with the original credit agreement and the loan documents, each as amended hereby, or any of the other documents referred to herein or therein. This amendment shall constitute a loan document for all purposes.
     5. Counterparts. This amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
     6. Incorporation Of Certain Provisions By Reference. The provisions of section 9.13 of the original credit agreement captioned “governing law; jurisdiction, etc.,” and the provisions of section 9.14 of the original credit agreement captioned “dispute resolution provision” are incorporated herein by reference for all purposes.
     7. Entirety, Etc. This instrument and all of the other loan documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BANK OF AMERICA, N.A., as Lender
By:
Charles Dale
Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

BORROWERS: DIODES INCORPORATED
By:
Name:
Title:

DIODES ZETEX LIMITED
By:
Name:
Title:

     The terms of this Amendment are acknowledged and agreed to by the following Subsidiary Guarantors.

SUBSIDIARY GUARANTORS: DIODES FABTECH INC.
By:
Name:
Title:

DIODES INVESTMENT COMPANY
By:
Name:
Title:

FIRST AMENDMENT TO CREDIT AGREEMENT